Exhibit 10.4

December 29, 2014

Mark Klein

590 Madison Avenue

29th Floor

New York, NY 10022

Re: Your Option Agreement and Second Amendment to the Compensation Plan

Dear Mr. Klein:

Reference is made to the Non-Qualified Stock Option and Dividend Equivalent Agreement dated as of July 29, 2013 (“Option Agreement”) between National Holdings Corporation (“National”) and you relating to the options granted to you under the National 2013 Omnibus Incentive Plan (“Plan”).

For $1 and other good and valuable consideration, receipt whereof is hereby acknowledged, it is hereby mutually agreed that (i) the Option Agreement is hereby amended by deleting paragraph 2(e) of the Option Agreement in its entirety thereby resulting in Section 14.05 of the Plan remaining in effect pursuant to its terms (as in effect on the date of this letter), (ii) “December 29, 2014” will replace the reference to “January 2, 2015” as such date appears in paragraph 12 of the Second Amendment to Co-Executive Chairman and Chief Executive Officer Compensation Plan dated September 23, 2014 (the “Second Amendment”) and (iii) paragraph 13 of the Second Amendment is deleted in its entirety and National agrees with your request to resign as a member of the Board of Directors of National and any subsidiaries of National (and all committees thereof), as evidenced by your delivery on the date hereof of the resignation letter in the form of Exhibit A annexed hereto.

It being understood that, as of the date hereof, the Compensation Committee has made no arrangements with you with respect to your options on a Change in Control other than what is permitted by Section 14.05 of the Plan and that National has the right to terminate the options pursuant to and consistent with the terms of Section 14.05 of the Plan in the event of a Change in Control. Except as set forth herein and as amended by paragraph 4 of the Second Amendment, the Option Agreement and the Second Amendment remain in full force and effort.

Sincerely,

National Holdings Corporation

By:   /s/ Robert B. Fagenson_________________

Agreed:

/s/ Mark Klein

Mark Klein

Annex A

December 29, 2014

Board of Directors

National Holdings Corporation

410 Park Avenue, 14th Floor

New York, NY 10022

Ladies and Gentlemen:

Effective immediately following the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 of National Holdings Corporation (the “Company”), I hereby irrevocably resign from all director positions I hold (including committees on which I serve) with the Company and its subsidiaries.

Sincerely,

/s/ Mark D. Kein
Mark D. Klein